UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2026

Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Market Street, Suite 2601
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Office) (Zip Code)

(267) 270-4800
(Registrant’s telephone number, including area code)

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On September 8, 2026, Independence Realty Trust, Inc., a Maryland corporation (“IRT”), Independence Realty Operating Partnership, LP, a Delaware limited partnership and a subsidiary of IRT (“IRT OP”), and Islanders OP Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of IRT OP (“IRT OP Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Centerspace, a North Dakota real estate investment trust (“CSR”), and Centerspace, LP, a North Dakota limited partnership and a subsidiary of CSR (“CSR OP”). Pursuant to the Merger Agreement, following the date of the Merger Agreement and prior to the date the definitive Form S-4 and Joint Proxy Statement are filed with the Securities and Exchange Commission (the “SEC”), IRT will form a Delaware limited liability company (“IRT Merger Sub”) as a wholly owned subsidiary of IRT, and IRT Merger Sub will be added to the Merger Agreement as a party by joinder.

The Merger Agreement provides that, among other things and on the terms and subject to the satisfaction or waiver of the conditions set forth therein, (1) IRT Merger Sub will be merged with and into CSR (the “Company Merger”), with CSR surviving the Company Merger as a North Dakota real estate investment trust (the “Surviving Company”), and (2) immediately following the effective time of the Company Merger (the “Company Merger Effective Time”), IRT OP Merger Sub will be merged with and into CSR OP (the “Partnership Merger” and, together with the Company Merger, the “Transactions”), whereupon the separate existence of IRT OP Merger Sub will cease and CSR OP will be the surviving entity.

Subject to certain conditions, and prior to the date the definitive Form S-4 and Joint Proxy Statement are filed with the SEC, IRT has the authority, in its sole discretion, to modify (a) the structure of the Company Merger, so that CSR shall merge with and into IRT Merger Sub, with IRT Merger Sub surviving, and/or (b) the structure of the Partnership Merger, so that CSR OP shall merge with and into IRT OP. Any such modification is subject to conditions that it (i) does not change in nature or kind or reduce the consideration to be paid to the shareholders of CSR, (ii) does not adversely affect (A) the tax treatment to the shareholders of CSR as a result of the Transactions or payment or receipt of the Merger Consideration (as defined in the Merger Agreement), (B) the qualification and taxation of CSR as a real estate investment trust (“REIT”) for federal income tax purposes for any period prior to the closing of the Transactions (the “Closing”), or (C) the economic treatment of the holders of units of limited partnership interest in CSR OP (“CSR OP Units”) in connection with the Transactions, (iii) does not require the approval of the shareholders of IRT to be consummated, (iv) after giving effect to the following sentence, will not, and will not reasonably be expected to, jeopardize, impede or delay the consummation of the transactions contemplated by the Merger Agreement, and (v) would not otherwise reasonably be expected to adversely affect CSR or its shareholders in any material respect. No representation of CSR or CSR OP made in the Merger Agreement will be deemed untrue or incorrect as a result of the impact of the Alternative Structure.

At the Company Merger Effective Time, each share of beneficial interest, no par value, of CSR (“CSR Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time (other than certain shares set forth in the Merger Agreement) will be converted automatically into the right to receive 3.800 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of IRT (“IRT Common Stock”), with cash paid in lieu of fractional shares. The Exchange Ratio will not change as a result of any change in the market price of IRT Common Stock before consummation of the Transactions.

The Merger Agreement provides that, until the earlier of the termination of the Merger Agreement and the Company Merger Effective Time, CSR may not declare or pay any dividend or other distribution to its shareholders, and CSR OP may not declare or pay any dividend or other distribution to its partners, in each case without the prior written consent of IRT, except that CSR may declare and pay regular quarterly cash dividends or distributions at a rate not in excess of $0.77 per share of CSR Common Stock, per calendar quarter (except for the calendar quarter in which the Closing occurs). Similarly, IRT may not declare or pay any dividend or other distribution to its stockholders, and IRT OP may not declare or pay any dividend or other distribution to its partners, in each case without the prior written consent of CSR, except that IRT may declare and pay regular quarterly cash dividends or distributions at a rate not in excess of $0.18 per share of IRT Common Stock, per calendar quarter. For any calendar quarter in which the Closing will occur, IRT may not make, declare or set aside any dividend or other distribution to its stockholders with a record date prior to the date that is at least one business day following the Closing, and IRT OP may not make, declare or set aside any dividend or other distribution to its partners with a record date prior to the date that is at least one business day following the Closing, in each case without the prior written consent of CSR in its sole discretion.

For any calendar quarter in which the Closing will occur, CSR may declare and pay a one-time cash dividend on CSR Common Stock up to an amount per share equal to the Pro Rata Dividend Amount (as defined below), to be paid to holders of record as of the close of business on the business day immediately preceding the Closing and payable on the date of the Closing immediately prior to the Company Merger Effective Time. The Pro Rata Dividend Amount (the “Pro Rata Dividend Amount”) equals $0.09 divided by the number of calendar days in the calendar quarter in which the Closing occurs, multiplied by the number of calendar days elapsed from and including the first day of the calendar quarter in which the Closing occurs until (but not including) the date of the Closing.

IRT and CSR will each coordinate their record and payment dates for their regular quarterly dividends to ensure that the holders of CSR Common Stock do not receive more than one dividend, or fail to receive one dividend, in any calendar quarter with respect to their shares of CSR Common Stock and the shares of IRT Common Stock that such holders receive in exchange therefor in the Company Merger.

The Merger Agreement also provides that, in the event CSR or IRT determines in good faith that it is required to make a dividend or other distribution in addition to the regular quarterly dividends in order to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and/or to avoid the incurrence of income or excise tax (a “REIT Dividend”), either party may do so subject to certain conditions, including a 15-day prior notice requirement to the other party. Any REIT Dividend must be payable only in cash. If IRT declares a REIT Dividend with a record date on or prior to the Closing, the Exchange Ratio will be increased by an amount equal to the product of (x) the then-applicable Exchange Ratio prior to the adjustment multiplied by (y) the quotient obtained by dividing (A) the amount of such REIT Dividend per share of IRT Common Stock by (B) the excess of $16.09 over such REIT Dividend per share of IRT Common Stock. If CSR declares a REIT Dividend with a record date on or prior to the Closing, the Exchange Ratio will be reduced by an amount equal to the quotient obtained by dividing the amount of such REIT Dividend per share of CSR Common Stock by $16.09.

At the Company Merger Effective Time, each outstanding unvested restricted stock unit under a Company Equity Incentive Plan (as defined in the Merger Agreement) that is not subject to any performance-based vesting condition (a “CSR RSU”), and that is held by a non-employee trustee of CSR (each, a “CSR Trustee RSU”) or an employee of CSR who will terminate employment immediately following the Closing (a “Terminating Employee”) will automatically become fully vested and be canceled and converted into (1) a number of shares of IRT Common Stock equal to the product (rounded to the nearest whole number) of (a) the number of shares of CSR Common Stock subject to such CSR RSU immediately prior to the Company Merger Effective Time multiplied by (b) the Exchange Ratio, and (2) an amount in cash equal to the value of all dividend equivalents accrued but unpaid as of the Company Merger Effective Time with respect to such CSR RSU (without interest), in each case less any applicable withholding taxes.

At the Company Merger Effective Time, each CSR RSU that is not a CSR Trustee RSU or a CSR RSU held by a Terminating Employee, will automatically cease to represent a restricted stock unit denominated in shares of CSR Common Stock and will be converted into (or canceled and replaced by) a restricted stock unit denominated in shares of IRT Common Stock (an “IRT Stock-Based RSU”). The number of shares of IRT Common Stock subject to each such IRT Stock-Based RSU will be equal to the product (rounded to the nearest whole number) of (1) the number of shares of CSR Common Stock subject to such CSR RSU immediately prior to the Company Merger Effective Time multiplied by (2) the Exchange Ratio. Except as specifically provided in the Merger Agreement, following the Company Merger Effective Time, each IRT Stock-Based RSU will continue to be governed by the same terms and conditions as were applicable to the corresponding CSR RSU immediately prior to the Company Merger Effective Time, including service-based vesting terms and related protections such that, in the event the holder of such IRT Stock-Based RSU experiences a severance-qualifying termination of employment (a “Qualifying Termination”), such IRT Stock-Based RSU shall be settled (and the dividend equivalents accrued but unpaid thereon shall be paid in cash) as soon as practicable, but in no event later than thirty (30) days, following such Qualifying Termination, or such later time as required to comply with Section 409A of the Code.

At the Company Merger Effective Time, each outstanding and unvested restricted stock unit under a Company Equity Incentive Plan that is subject to any performance-based vesting condition (a “CSR PSU”) will automatically become fully vested and be canceled and converted into (1) a number of shares of IRT Common Stock equal to the product (rounded to the nearest whole number) of (a) the number of shares of CSR Common Stock subject to such CSR PSU immediately prior to the Company Merger Effective Time, based on the target level of performance, multiplied by (b) the Exchange Ratio, and (2) an amount in cash equal to the value of all dividend equivalents accrued but unpaid as of the Company Merger Effective Time with respect to such CSR PSU (without interest), in each case less any applicable withholding taxes.

At the Company Merger Effective Time, each outstanding option to purchase shares of CSR Common Stock granted under a Company Equity Incentive Plan (a “CSR Stock Option”), whether vested or unvested, will automatically cease to represent an option to purchase shares of CSR Common Stock and will be converted into (or canceled and replaced by) an option to purchase a number of shares of IRT Common Stock (an “IRT Stock Option”) (1) equal to the product (rounded to the nearest whole number) of (a) the number of shares of CSR Common Stock subject to the corresponding CSR Stock Option immediately prior to the Company Merger Effective Time multiplied by (b) the Exchange Ratio, and (2) at a per share exercise price (rounded to the nearest whole cent) equal to the quotient of (i) the exercise price per share of CSR Common Stock of the corresponding CSR Stock Option immediately prior to the Company Merger Effective Time divided by (ii) the Exchange Ratio, subject to certain conditions. Except as specifically provided in the Merger Agreement, following the Company Merger Effective Time, each IRT Stock Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding CSR Stock Option immediately prior to the Company Merger Effective Time; provided that such IRT Stock Options will be eligible to vest in full and become exercisable in the event the holder of such IRT Stock Option experiences a Qualifying Termination within twelve (12) months of the Closing.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each unit of limited partnership interest of CSR OP designated as a “Partnership Unit” issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically converted into the right to receive a number of common units (each, an “IROP Common Unit”) of limited partnership of IRT OP equal to the Exchange Ratio; provided that any fractional IROP Common Units otherwise issuable to a holder will be aggregated, and any fraction of an IROP Common Unit resulting after such aggregation will be rounded up to the nearest whole IROP Common Unit. The IROP Common Units to be received pursuant to the preceding sentence generally will have the same rights as the currently issued and outstanding IROP Common Units, including as to distributions. Holders of IROP Common Units generally have the right to tender their IROP Common Units, in whole or in part, to IRT OP for redemption for a cash amount based on the then market price of an equivalent number of shares of IRT Common Stock, and IRT may thereupon elect, at its option, to satisfy the redemption by issuing one share of IRT Common Stock for each IROP Common Unit tendered for redemption.

At the Partnership Merger Effective Time, (1) each limited partnership interest in CSR OP designated as a “Series D Preferred Unit” (each, a “CSR OP Series D Preferred Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically converted into one (1) newly issued preferred unit of IRT OP designated as “Series A Preferred Unit” (an “IRT OP Series A Preferred Unit”), which may be exchanged at the option of its holder into a number of IROP Common Units equal to 1.37931 multiplied by the Exchange Ratio, subject to certain terms and conditions, and (2) each limited partnership interest in CSR OP designated as a “Series E Preferred Unit” (each, a “CSR OP Series E Preferred Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time will be automatically converted into one (1) newly issued preferred unit of IRT OP designated as “Series B Preferred Unit” (an “IRT OP Series B Preferred Unit”), which may be exchanged at the option of its holder into a number of IROP Common Units equal to 1.20482 multiplied by the Exchange Ratio, subject to certain terms and conditions.

The board of directors of IRT and board of trustees of CSR have unanimously approved the Merger Agreement. IRT’s board of directors has unanimously resolved to recommend that the stockholders of IRT approve the issuance of IRT Common Stock in connection with the Transactions, by a majority of the votes cast by holders of IRT Common Stock, and CSR’s board of trustees has unanimously resolved to recommend that the shareholders of CSR approve the Company Merger, by a majority of the outstanding shares of CSR Common Stock entitled to vote on the matter.

The Company Merger is intended to qualify as a reorganization under Section 368 of the Code for U.S. federal income tax purposes, and the Partnership Merger is intended to be treated as an “assets-over” merger under Treasury Regulations Section 1.708-1(c)(3)(i), with IRT OP as the continuing partnership under Treasury Regulations Section 1.708-1(c)(1).

The completion of the Transactions is subject to satisfaction or waiver of certain conditions, including (1) the receipt of required approvals from IRT’s common stockholders and from CSR’s common shareholders, (2) the authorization for listing of the shares of IRT Common Stock to be issued in the Transactions or reserved for issuance in connection therewith on the New York Stock Exchange, (3) the effectiveness of the registration statement on Form S-4 to be filed by IRT pursuant to which shares of IRT Common Stock to be issued in connection with the Transactions are registered with the SEC, (4) the absence of any order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions or any law that makes the consummation of the Transactions illegal, (5) the accuracy of each party’s representations and warranties, subject in most cases to materiality or material adverse effect qualifications, (6) material compliance with each party’s covenants in all material respects, (7) the receipt by each of IRT and CSR of an opinion as to the other party’s qualification as a REIT under the Code, (8) the receipt by CSR of an opinion to the effect that the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (9) the absence of any material adverse effect on either party since the date of the Merger Agreement.

The Merger Agreement contains customary representations and warranties by each party. The parties have also agreed to various customary covenants and agreements, including, among others, to use commercially reasonable efforts to conduct their businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the completion of the Transactions, to not engage in certain kinds of transactions during this period and to maintain REIT status.

Each of IRT and CSR has agreed to covenants prohibiting each party from soliciting, providing non-public information and entering into discussions or agreements concerning proposals relating to an alternative business combination transaction, subject to certain limited exceptions. Prior to obtaining the requisite stockholder approval, the board of directors of IRT or the board of trustees of CSR may change its recommendation or, solely in the case of the board of trustees of CSR, terminate the Merger Agreement (to enter into an agreement with respect to a superior proposal), subject to compliance with specified notice and other procedural requirements, if (1) it has received an unsolicited written acquisition proposal that constitutes a superior proposal, and (2) its board of directors or board of trustees, as applicable, determines, after consultation with outside legal counsel and independent financial advisors, that, taking into account any changes to the Merger Agreement proposed in response by the other party, the superior proposal continues to constitute a superior proposal. The board of directors of IRT or the board of trustees of CSR may also change its recommendation in response to a material development or change in circumstances that was not known by it (or, if known, the consequences of which (or the magnitude thereof) were not known) as of the date of the Merger Agreement if such party’s board of directors or board of trustees, as applicable, determines, after consultation with outside legal counsel, taking into account any changes to the Merger Agreement proposed in response by the other party, that failure to do so would reasonably be expected to be inconsistent with the directors’ or trustees’ duties under applicable law.

The Merger Agreement contains certain termination rights for IRT and CSR. The Merger Agreement can be terminated by either IRT or CSR (1) by mutual written consent; (2) if the Transactions have not been consummated by an outside date of June 30, 2027; (3) if there is a permanent, non-appealable injunction or law restraining or prohibiting the consummation of the Transactions; (4) if stockholders of IRT or shareholders of CSR fail to approve the transactions; or (5) if the other party has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period. In addition, IRT may terminate the Merger Agreement if CSR’s board of trustees changes its recommendation in favor of the Transactions or CSR enters into an alternative acquisition agreement with respect to a superior proposal. CSR may terminate the Merger Agreement if IRT’s board of directors changes its recommendation in favor of the Transactions, or, at any time prior to receipt of the CSR shareholder approval, if CSR enters into an alternative acquisition agreement with respect to a superior proposal in accordance with the Merger Agreement.

Upon a termination of the Merger Agreement, under certain circumstances, including, in the case of CSR, entering into an agreement with respect to a superior proposal, IRT or CSR will be required to pay to the other a termination fee of $45 million (if payable by CSR) or $60 million (if payable by IRT).

The Transactions are currently expected to close in the fourth quarter of 2026.

The Merger Agreement provides that IRT will have the right to elect, in its sole discretion, by written notice to CSR, to defer the Closing until the earliest to occur of: (i) the tenth (10th ) Business Day after which, with respect to each of certain designated mortgage loans (other than those that have been repaid, refinanced, or defeased in accordance with the terms of the Merger Agreement) (x) the applicable lender thereunder has granted the lender consent related thereto or the applicable lender has indicated that it is ready, willing and able to grant the lender consent related thereto subject only to the consummation of the Closing and satisfaction of conditions to the Closing that by their nature are to be satisfied at the Closing and (y) all conditions to the effectiveness of the lender consent related thereto (other than the occurrence of the Closing and those conditions that by their nature will be satisfied at Closing) have been satisfied or waived by the applicable lender, and (ii) the tenth (10th) Business Day prior to the outside date of June 30, 2027.

Debt Commitment Letter

In connection with the Transactions, IRT OP entered into a commitment letter, dated as of September 8, 2026 (the “Debt Commitment Letter”), with Royal Bank of Canada (“Royal Bank”), pursuant to which Royal Bank committed, subject to customary conditions, to provide IRT OP with a senior unsecured term loan of up to $716,000,000 (the “Term Loan”) to finance a portion of the transactions contemplated by the Merger Agreement, including the assumption or repayment of CSR indebtedness, and to pay related fees and expenses. Royal Bank will act as sole lead arranger and sole book runner for, and as sole administrative agent under, the Term Loan. IRT will guarantee IRT OP’s obligations under the Term Loan. The Term Loan will mature 364 days after the closing date of the Transactions, subject to two available six-month extension options, each conditioned on payment of an extension fee and satisfaction of customary conditions. Royal Bank’s commitment to fund the Term Loan on the closing date of the Transactions is subject to customary conditions, including the consummation of the Transactions substantially concurrently with the funding of the Term Loan, the accuracy of specified representations, the absence of a material adverse effect with respect to CSR since the date of the Merger Agreement, and the execution of definitive loan documentation. The obligations of IRT and IRT OP to consummate the Transactions are not conditioned on the receipt of the proceeds of the Term Loan or any alternative financing.

The foregoing summary of the Transactions and the Merger Agreement and the transactions contemplated thereby is a summary only and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about IRT. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in IRT’s public disclosures.

Board Composition

The Merger Agreement provides that, at the Company Merger Effective Time, IRT will cause its board of directors to include two of the individuals who are serving as independent trustees on the CSR board of trustees immediately prior to the date of the Merger Agreement (the “Company Nominees”), subject to the evaluation and recommendation by the Nominating and Governance Committee of IRT’s board of directors (the “Nominating and Governance Committee”) in its good faith discretion in accordance with such committee’s charter. If a Company Nominee initially selected and recommended by the Nominating and Governance Committee is unable or unwilling to serve, the Nominating and Governance Committee will select and recommend another Company Nominee, provided that CSR notifies IRT of such change at least ten (10) business days prior to the date on which the definitive Form S-4 and Joint Proxy Statement are filed with the SEC. IRT will take all actions necessary to ensure that the Company Nominees who are actually included on the IRT board of directors at the Company Merger Effective Time will be provided with the same benefits (including indemnification agreements and arrangements for reimbursement of expenses) as IRT generally makes available to the other members of its board of directors.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 under the caption “Board Composition” and relating to the treatment of CSR RSUs, CSR PSUs, and CSR Stock Options is incorporated by reference in this Item 5.02.

Item 7.01.             Regulation FD Disclosure.

Joint Investor Presentation

IRT and CSR have prepared a joint investor presentation with respect to the proposed Transactions. Directors, trustees, officers and other representatives of IRT and/or CSR will present some or all of this investor presentation at various conferences and meetings in the coming months. A copy of the investor presentation is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference. The investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in the filing.

Joint Press Release

On September 8, 2026, IRT and CSR issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference. The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.2, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in the filing.

Cautionary Statement Regarding Forward-Looking Information

The information contained or incorporated by reference into this Current Report on Form 8-K may contain certain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed Transactions, the plans, objectives, expectations and intentions of CSR and IRT, the expected timing of completion of the proposed Transactions, and other statements that are not historical facts.  Such statements are subject to numerous assumptions, risks, estimates, uncertainties and other important factors that change over time and could cause actual results to differ materially from any results, performance, or events expressed or implied by such forward-looking statements, including as a result of the factors referenced below.  Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of those words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial condition, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in these forward-looking statements are based upon reasonable assumptions, we can give no assurance that IRT’s and CSR’s expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, undue reliance should not be placed on these forward-looking statements, as these statements are subject to known and unknown risks, uncertainties, and other factors beyond IRT’s and CSR’s control and could differ materially from actual results and performance.

The forward-looking statements in this communication are not guarantees of future performance and involve a number of known and unknown risks, uncertainties and assumptions that are difficult to assess and are subject to change based on factors which are, in many instances, beyond CSR’s and IRT’s control.
The following factors, among others, could cause IRT’s and CSR’s future results to differ materially from those expressed in the forward-looking statements:

●
IRT’s and CSR’s ability to complete the Transactions on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the Transactions;

●	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement between CSR and IRT;
●	the outcome of any legal proceedings that may be instituted against CSR or IRT;
●	delays in completing the proposed Transactions involving CSR and IRT;
●
the possibility that the anticipated benefits of the Transactions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where CSR and IRT do business;

●	the possibility that the Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
●	the ability of CSR and IRT to meet expectations regarding the timing, completion and accounting and tax treatment of the Transactions;
●	diversion of IRT’s and CSR’s management’s attention from ongoing business operations and opportunities;
●	potential adverse reactions or changes to business, customer or employee relationships, including those resulting from the announcement or completion of the Transactions;
●	the ability to complete the Transactions and integration of CSR and IRT successfully;
●	the dilution caused by IRT’s issuance of additional shares of its capital stock in connection with the Transactions;
●
financing risks, including IRT’s and CSR’s potential inability to meet existing covenants in IRT’s and CSR’s existing credit facilities or to obtain new debt or equity financing on favorable terms, or at all;

●
uncertain global macro-economic and political conditions, the impact of actual or threatened wars or other international conflicts, such as in Ukraine, the Middle East, and South America, including sanctions imposed by the U.S. and other countries, on inflation, trade, and general economic conditions;

●	deteriorating economic conditions and rising unemployment rates, energy costs, and inflation, in the markets where we own apartment communities or in which we may invest in the future;
●
rental conditions in IRT’s and CSR’s markets, including occupancy levels and rental rates, IRT’s and CSR’s potential inability to renew residents or obtain new residents upon expiration of existing leases, IRT’s and CSR’s ability to identify and consummate attractive acquisitions and dispositions on favorable terms, IRT’s and CSR’s ability to reinvest sales proceeds successfully, IRT’s and CSR’s inability to accommodate any significant decline in the market value of real estate serving as collateral for IRT’s and CSR’s debt and mortgage obligations; changes in tax and housing laws, including rent control laws, or other factors;

●	timely access to material and labor required to renovate and maintain apartment communities;
●
adverse changes in IRT’s and CSR’s markets, including future demand for apartment homes in those markets, barriers of entry into new markets, limitations on IRT’s and CSR’s ability to increase rental rates, IRT’s and CSR’s ability to identify and consummate attractive acquisitions and dispositions on favorable terms, IRT’s and CSR’s ability to reinvest sales proceeds successfully, and inability to accommodate any significant decline in market value of real estate serving as collateral for IRT’s and CSR’s debt and mortgage obligations;

●	the ability of CSR to complete its proposed dispositions on a timely basis, or at all;
●	risks that CSR’s recently completed or proposed dispositions disrupt current plans and operations; and
●	other factors that may affect the future results of CSR and IRT.

Additional factors that could cause results to differ materially from those described above can be found in CSR’s Annual Report on Form 10-K for the year ended December 31, 2025 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended June 30, 2026, each of which is on file with the SEC and available on the “Investor Relations” section of CSR’s website, www.centerspacehomes.com, under the heading “Investors” and in other documents CSR files with the SEC, and in IRT’s Annual Report on Form 10-K for the year ended December 31, 2025 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended June 30, 2026, each of which is on file with the SEC and available on IRT’s website, www.irtliving.com, under the heading “Investors” and in other documents IRT files with the SEC.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and are based on information available at that time.  Neither CSR nor IRT assume any obligation to update forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in circumstances or other factors affecting forward-looking statements that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.  If CSR or IRT updates one or more forward-looking statements, no inference should be drawn that CSR or IRT will make additional updates with respect to those or other forward-looking statements.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed Transactions, IRT will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of CSR and IRT and a prospectus of IRT, as well as other relevant documents concerning the proposed Transactions.  The proposed Transactions involving CSR and IRT will be submitted to CSR’s shareholders and IRT’s shareholders for their consideration.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS, SHAREHOLDERS OF CSR AND STOCKHOLDERS OF IRT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTIONS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and stockholders will be able to obtain the registration statement and the definitive joint proxy statement/prospectus free of charge from the SEC’s website or from CSR or IRT.  The documents filed by CSR with the SEC may be obtained free of charge at CSR’s website at www.centerspacehomes.com or at the SEC’s website at www.sec.gov. The documents filed by IRT with the SEC may be obtained free of charge at IRT’s website at www.irtliving.com or at the SEC’s website at www.sec.gov. References to either of IRT’s or CSR’s websites do not constitute incorporation by reference of the information contained on the websites and is not, and should not be, deemed part of this filing.

Participants in the Solicitation

CSR, IRT, and certain of their respective trustees or directors, as applicable, and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CSR and stockholders of IRT in connection with the proposed Transactions.  Information regarding the interests of the trustees or directors, as applicable, and executive officers of CSR and IRT and other persons who may be deemed to be participants in the solicitation of shareholders of CSR and IRT in connection with the Transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the definitive joint proxy statement/prospectus related to the Transactions, which will be filed by CSR with the SEC.  Information regarding CSR’s trustees and executive officers is available in its definitive joint proxy statement relating to its 2026 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2026, and other documents filed by CSR with the SEC.  Information regarding IRT’s directors and executive officers is available in its definitive proxy statement relating to its 2026 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2026, and other documents filed by IRT with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC by CSR and IRT, respectively.  Free copies of these documents may be obtained as described above under “Important Additional Information.”

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01         Financial Statements and Exhibits.
(d)	Exhibits.

2.1
Agreement and Plan of Merger, dated as of September 8, 2026, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP, Islanders OP Sub, LLC, Centerspace and Centerspace, LP*

99.1	Joint Investor Presentation.
99.2	Joint Press Release relating to the Transactions.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. IRT agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

September 9, 2026	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	President and Chief Financial Officer